EXHIBIT 3

FIRST AMENDMENT

TO THE

JOINT OPERATION AND ACCOUNTING PROCEDURES AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Joint Operation and Accounting Procedures Agreement by and among Bradbury Dyer III (“Dyer”), Paragon Associates, Ltd. (“Paragon”) and Paragon Associates II, Ltd. (“Paragon II”) dated as of January 1, 1984 (the “JV Agreement”), is entered into as of this 1st day of January, 2015 by and among Dyer, Paragon, Paragon II and Paragon Associates III, Ltd. (“Paragon III”). Capitalized terms used herein without definition shall bear the meaning ascribed to them in the JV Agreement.

Section 1. Addition of Paragon III. Paragon III is hereby admitted as a party to the JV Agreement, as modified by this Amendment, and all references in the JV Agreement to “Paragon II” shall include Paragon III where the context requires, without duplication.

Section 2. General Partner. All references in the JV Agreement to Dyer serving as the general partner of each of Paragon, Paragon II and Paragon III shall be amended to state that “Paragon JV Partners, LLC” serves as the general partner of each of Paragon, Paragon II and Paragon III.

Section 3. Address. The address of each of Dyer, Paragon, Paragon II and Paragon III shall be 500 Crescent Court, Suite 260, Dallas, Texas 75201.

Section 4. Agreement Otherwise Unaffected. Except as specifically amended by this Amendment, the JV Agreement (as hereby amended) shall continue in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first-above written.

PARAGON ASSOCIATES, LTD.

By:	Paragon JV Partners, LLC, its general partner

By:	/s/ BRADBURY DYER III
Bradbury Dyer III Manager

PARAGON ASSOCIATES II, LTD.

By:	Paragon JV Partners, LLC, its general partner

By:	/s/ BRADBURY DYER III
Bradbury Dyer III Manager

PARAGON ASSOCIATES III, LTD.

By:	Paragon JV Partners, LLC, its general partner

By:	/s/ BRADBURY DYER III
Bradbury Dyer III Manager

/s/ BRADBURY DYER III